FY 2016 EARNINGS CALL OTC: CLPI July 20th, 2016 DALLAS / MUMBAI

SAFE HARBOR PROVISION This presentation and comments made by management may contain forward-looking statements that involve a number of risks and uncertainties associated with our business. The factors that could cause our actual results of operations to differ materially from any forward-looking statements by our management are detailed in our most recently filed Form 10-K or 10-Q’s as applicable. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events. Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 2

BUSINESS UPDATE 3 Operational Overview Business Highlights Operating Environment Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM

AGENT ASSISTED TRANSACTIONS 4 Digital Money 310,676 Retail Stores Enabled On MoneyOnMobile Payment Network Earns Revenue from MoneyOnMobile for Assisting Consumers with Financial Transactions 173 Million Indian Mobile Phone Users Served to Date Saves Consumers Time and Money Cash $754 Million USD Processed Volume Over the Trailing Twelve Months Data through March 31, 2016 Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM

FINANCIAL TRANSACTIONS SUPPORTED 5Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM Domestic Remittance (P2P) Television Travel Tickets Metro Card Recharge eCommerce Utility Payments Mobile AirtimeCash Collection Insurance* Cash Out* * In Trials

OUR SERVICES IN ACTION Wednesday July 20, 2016 6HTTP://INVESTORS.MONEY-ON-MOBILE.COM Mobile Top Up In Hyderabad

OUR SERVICES IN ACTION Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 7 Money Transfer in Calcutta – Rs 200,000 per Day (+/- $3,000 USD)

FINANCIAL EMPOWERMENT Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 8 Kalighat Society For Development Facilitation In Calcutta

FINANCIAL OVERVIEW 9 Selected Financial Overview Processing Volume Trend Revenue Trend Margin Trend Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM

Full Year Financial Performance Amounts Shown in US$ 000s YOY Growth FY 2016* FY 2015 As Reported Currency Neutral Net Revenue $ 6.21 $ 5.77 8% 15% Total Cost of Revenues 3.16 3.52 -10% -4% Gross Profit 3.06 2.25 36% 44% Gross Profit Margin 49.2% 39.1% 10.1 ppts 10.1 ppts Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 10 Note: Figures may not sum due to rounding. * FY2016 Numbers are Unaudited

PROCESSING VOLUME TREND QUARTERLY PROCESSING VOLUMES $43 $52 $56 $67 $108 $154 $216 $276 $- $50 $100 $150 $200 $250 $300 2015 Q1 2015 Q2 2015 Q3 2015 Q4 2016 Q1 2016 Q2 2016 Q3 2016 Q4 Mi lli on s  247% Growth in FY `16 Processing Volume over FY `15  311% Growth in Q4 `16 Processing Volume over Q4 `15  Growth Driver is Domestic Remittance Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 11 Currency conversion for Processing Volume done a constant exchange rate of 66 Indian Rupees to the US Dollar

REVENUE TREND QUARTERLY REVENUES IN US$ $0.9 $1.5 $1.6 $1.6 $1.3 $1.4 $1.6 $1.9 $0.0 $0.5 $1.0 $1.5 $2.0 2015 Q1 2015 Q2 2015 Q3 2015 Q4 2016 Q1 2016 Q2 2016 Q3 2016 Q4 Mi lli on s  8% Growth in FY `16 Revenue over FY `15  15% Growth in Q4 `16 Revenue over Q4 `15 Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 12 $ * FY2016 Numbers are Unaudited

MARGIN TREND QUARTERLY GROSS MARGIN IN US$ $0.4 $0.6 $0.6 $0.7 $0.5 $0.7 $0.9 $1.0 $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 2015 Q1 2015 Q2 2015 Q3 2015 Q4 2016 Q1 2016 Q2 2016 Q3 2016 Q4 Mi lli on s  36% Growth in FY `16 Revenue over FY `15  15% Growth in Q4 `16 Processing Volume over Q4 `15  Q4 `16 Gross Margin was 51% up 10 ppts over Q4 `15 Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 13 $ * FY2016 Numbers are Unaudited

LOOKING AHEAD 14 Q1 2017 Thoughts Upcoming Changes Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM

Q4 2016 EARNINGS CALL OTC: CLPI Wednesday July 20, 2016 HTTP://INVESTORS.MONEY-ON-MOBILE.COM 15